EXHIBIT 23.2

                 CONSENT OF PRICE WATERHOUSE LLP

                CONSENT OF INDEPENDENT ACCOUNTANTS

     We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated November 14, 1997, which appears on page 26 of the U.S. Industries, Inc. Annual Report on Form 10-K/A for the year ended September 30, 1997.


PRICE WATERHOUSE LLP

Florham Park, New Jersey
June 10, 1998